Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-06297, 333-43296, 333-56284, 333-59379, 333-62130, 333-105140, 333-106419 and 333-120932) of ArthroCare Corporation of our report dated March 31, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

San Jose, CA

March 31, 2005